UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2009

ATHEROS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50534	77-0485570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5480 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 773-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salary Reinstatements

As previously disclosed on Form 8-K, effective February 1, 2009, the Compensation Committee of the Registrant’s Board of Directors (the “Compensation Committee”) approved a temporary reduction in the annual base salaries paid to the Registrant’s executive officers. The Chief Executive Officer’s annual base salary was reduced by 40% from its 2008 level, and the other executive officers’ annual base salaries were reduced by 20% from 2008 levels. At that time, the Compensation Committee determined to periodically review and adjust the executive officers’ annual base salary levels subject to the Company’s performance throughout 2009.

On July 20, 2009, based upon the Registrant’s performance in the first half of 2009, the Compensation Committee reinstated the annual base salaries of the Registrant’s executive officers to 2008 levels, effective July 1, 2009. Following the reinstatement, the annual base salary for each executive officer is set forth below:

Name and Position	Reinstated Annual Base Salary
Craig H. Barratt President and Chief Executive Officer	$340,000
Ben D. Naskar Vice President and General Manager of Wireless Networking	$310,000
Jack R. Lazar Chief Financial Officer, Vice President of Corporate Development and Secretary	$295,000
Gary L. Szilagyi Vice President of Worldwide Sales	$260,000
Adam H. Tachner Vice President and General Counsel	$260,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2009

ATHEROS COMMUNICATIONS, INC.

By:	/s/ Jack R. Lazar
Name:	Jack R. Lazar
Title:	Chief Financial Officer and Vice President of Corporate Development

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